                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): MARCH 30, 2001
                                                         --------------


                                     HEALTH NET, INC.
                                    -----------------
              (Exact Name of Registrant as Specified in Charter)

        DELAWARE                       1-12718                   95-4288333
     -------------                  -------------              -------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)


              21650 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code:    (818) 676-6000
                                                             --------------



--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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Item 5.     OTHER EVENTS.

      As previously disclosed, in January 2001, Health Net, Inc. ("Health Net") entered into a definitive agreement to sell its Florida health plan to Florida Health Plan Holdings II, LLC for $48 million, consisting of $23 million in cash and a $25 million secured five-year note bearing 8 percent interest, subject to purchase price adjustments. The transaction is expected to close in the second quarter of 2001, subject to regulatory approval and other customary conditions to closing. Health Net also agreed to sell the corporate facility building used by the Florida health plan under defined terms which require Health Net to finance the sale over five years. Attached hereto as Exhibit 99.1, and incorporated herein by reference, are unaudited pro forma consolidated financial statements for Health Net which present the estimated effects of the sale of the Florida health plan and the corporate facility building used by the Florida health plan.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   EXHIBITS

            ITEM NO.                     EXHIBIT INDEX
            --------                     -------------
            99.1                         Unaudited pro forma consolidated
                                         financial statements of the registrant.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTH NET, INC.

Date: March 30, 2001                By:  /s/ B. CURTIS WESTEN
                                        ---------------------------
                                        B. Curtis Westen, Esq.
                                        Senior Vice President, General
                                        Counsel and Secretary


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

                                  EXHIBIT INDEX

     EXHIBIT NUMBER                     DESCRIPTION
     --------------                     -----------
          99.1                          Unaudited pro forma consolidated
                                        financial statements of the registrant.



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